UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2013

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

45 Fremont Street, Suite 2800, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013, Glu entered into a Change of Control Severance Agreement, with Matthew Ricchetti, Glu’s President of Studios (the "Severance Agreement"). Under the Severance Agreement, if Mr. Ricchetti’s employment with Glu is terminated without cause or as a result of an involuntary termination at any time within 12 months after a change of control of Glu, and Mr. Ricchetti delivers to Glu a signed general release of claims, then he will receive (a) six months of his then-current annual base salary, (b) 50% of his annual bonus for the calendar year in which the event triggering the severance occurred, based on the target potential amount (not the amount actually payable), (c) an additional 36 months of vesting with respect to each of his then-outstanding and not fully vested equity awards and (d) up to six months of continuation coverage for him (and any of his eligible dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985. In addition, the Severance Agreement requires that any successor corporation to Glu must assume the Severance Agreement.

The description of Severance Agreement is qualified in its entirety by the Severance Agreement itself, a copy of which is filed as Exhibit 99.01 to this report.

Item 9.01 Financial Statements and Exhibits.

99.01 Change of Control Severance Agreement, dated April 1, 2013, between Glu Mobile Inc. and Matthew Ricchetti.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

April 5, 2013	By:	/s/ Niccolo M. de Masi

Name: Niccolo M. de Masi
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.01	Change of Control Severance Agreement, dated April 1, 2013, between Glu Mobile Inc. and Matthew Ricchetti.